As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1854385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of Principal Executive Offices and Zip Code)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

(Full titles of the plans)

Ryan T. Sullivan

Senior Vice President and General Counsel

Anacor Pharmaceuticals, Inc.

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(650) 543-7500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael Kaplan

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share (“Common Stock”), reserved for future grant under the Registrant’s 2010 Equity Incentive Plan	1,730,952	$148.225	$256,570,360.20	$29,813.48
Common Stock reserved for future grant under the Registrant’s 2010 Employee Stock Purchase Plan	80,000	$148.225	$11,858,000.00	$1,377.90
Total	1,810,952	N/A	$268,428,360.20	$31,191.38

(1)          Represents additional shares issuable under the Registrant’s 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan (collectively, the “Plans”) by reason of the automatic increase provisions of each of the Plans. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)          Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fees, based on the average of the high and low prices of the Registrant’s Common Stock on August 3, 2015, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

Anacor Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (i) 1,730,952 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Registrant’s 2010 Equity Incentive Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (“SEC”) on December 17, 2010 (File No. 333-171264), May 26, 2011 (File No. 333-174545), March 15, 2012 (File No. 333-180146), March 18, 2013 (File No. 333-187347) and June 4, 2014 (File No. 333-196524) and (ii) 80,000 shares of Common Stock issuable to eligible persons under the Registrant’s 2010 Employee Stock Purchase Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the SEC on December 17, 2010 (File No. 333-171264), March 15, 2012 (File No. 333-180146), March 18, 2013 (File No. 333-187347) and June 4, 2014 (File No. 333-196524).

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the SEC on December 17, 2010 (File No. 333-171264), May 26, 2011 (File No. 333-174545), March 15, 2012 (File No. 333-180146), March 18, 2013 (File No. 333-187347) and June 4, 2014 (File No. 333-196524) are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index at the end of this Registration Statement on Form S-8, which Exhibit Index is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 7th day of August, 2015.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Paul L. Berns
	Name:	Paul L. Berns
	Title:	Chairman of the Board of Directors,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul L. Berns and Graeme Bell, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul L. Berns	Chairman of the Board of Directors,	August 7, 2015
Paul L. Berns	President and Chief Executive Officer (Principal Executive Officer)

/s/ Graeme Bell	Executive Vice President and Chief	August 7, 2015
Graeme Bell	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Anders D. Hove, M.D.	Director	August 7, 2015
Anders D. Hove, M.D.

/s/ Keith R. Leonard, Jr.	Director	August 7, 2015
Keith R. Leonard, Jr.

/s/ Mark Leschly	Director	August 7, 2015
Mark Leschly

/s/ William J. Rieflin	Director	August 7, 2015
William J. Rieflin

/s/ Lucy Shapiro, Ph.D.	Director	August 7, 2015
Lucy Shapiro, Ph.D.

/s/ Wendell Wierenga, Ph.D.	Director	August 7, 2015
Wendell Wierenga, Ph.D.

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EXHIBIT INDEX

Exhibit		Incorporated herein by reference
Number	Exhibit Description	Form†	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	Form 8-K	3.1	December 6, 2010

4.2	Amended and Restated Bylaws	Form S-1/A(1)	3.5	November 3, 2010

4.3	Form of Common Stock Certificate	Form S-1/A(1)	4.2	November 3, 2010

4.4	Amended and Restated Investors’ Rights Agreement, dated as of December 24, 2008, among the Registrant and certain of its security holders, and Amendment No. 1 thereto, dated as of July 22, 2010	Form S-1(1)	4.3	September 10, 2010

4.5	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of March 18, 2011, among the Registrant and certain of its security holders	Form 8-K	4.5	March 21, 2011

4.6	Registration Rights Agreement, dated as of November 23, 2010, among the Registrant and certain of its security holders	Form 10-K	4.8	March 29, 2011

4.7	Common Stock Purchase Agreement, dated as of April 5, 2013, between the Registrant and The Bill & Melinda Gates Foundation	Form 8-K	4.1	April 8, 2013

4.8	Indenture, dated as of October 16, 2014, by and between the Registrant and Wells Fargo Bank, National Association, as trustee	Form 8-K	4.1	October 16, 2014

4.9	Registration Rights Agreement, dated as of October 16, 2014, by and among the Registrant and certain of its security holders	Form 8-K	4.3	October 16, 2014

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1 to this Registration Statement on Form S-8)

24.1*	Power of Attorney (included in signature page of this Registration Statement on Form S-8)

99.1	Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan, as amended	Form 8-K	10.3	May 26, 2011

99.2	Anacor Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan	Form S-1/A(1)	10.4	November 3, 2010

*                                         Filed herewith.

†                                         Unless otherwise specified, the File No. is 001-34973.

(1)                                 Registration Statement on Form S-1 filed by the Registrant, Registration No. 333-169322.

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